SUN BANCORP, INC. ANNOUNCES COMPREHENSIVE RESTRUCTURING

Multiple Strategic Initiatives to Reduce Operating Complexity

Re-align Business Lines

Focus on Returning to and Sustaining Profitability

•	Accelerate and improve branch efficiency by selling or consolidating 30% of branch locations

•	Eliminate non-core business units including Sun Home Loans and Commercial Specialty business units

•	Accelerate Disposition of $96 million of problem loans to improve efficiency and drive risk substantially lower

•	Reduce headcount by 38% after implementation of restructuring plan

•	One-time charge in Q2 expected to be approximately $20 million

•	Create a highly focused commercial banking platform

•	Board declares one-for-five reverse stock split

•	Sun Bancorp, Inc. headquarters legally changing to Mount Laurel, N.J.

•	Board adopts new corporate governance standards

•	Thomas M. O’Brien officially appointed as President and CEO and Director

For Immediate Release
Contact:
Thomas M. O’Brien
President & CEO
856-690-4184

Mount Laurel, N.J., July 3, 2014 -- Sun Bancorp, Inc. (NASDAQ: SNBC), (the “Company”), and its subsidiary Sun National Bank (the “Bank”), today announced a series of significant initiatives designed to improve performance in its credit, operational and profitability metrics.  In April 2014, the Company announced the anticipated hiring of Thomas M. O’Brien as President and CEO of the Company and the Bank, subject to the customary non-objection of the Federal Reserve Bank (the “FRB”) and the Office of the Comptroller of the Currency (the “OCC”).  Effective July 2, 2014, following the receipt of the official non-objection from the FRB and the OCC to Mr. O’Brien’s appointment as President and CEO of the Company and the Bank, the boards of the Bank and the Company elected Thomas M. O’Brien as a director and appointed him as President and CEO of the Company and the Bank.  Mr. O’Brien will complete the term of former director Steven A. Kass, who resigned from the boards of the Company and the Bank, effective June 30, 2014, with the acquisition of his accounting firm, Rothstein-Kass, by KPMG LLP.

Since April 1, 2014, Mr. O’Brien has been engaged as a consultant to the board of directors of the Company. At the time of his appointment, he stated that the Company would focus on comprehensively continuing to address outstanding regulatory matters and the building of businesses that represent the Bank’s core competencies, creating a platform for returning to sustainable profits and growth, strong asset quality, and a strong regulatory compliance culture.   The Board of Directors of the Company (the “Board”) has carefully reviewed Mr. O’Brien’s comprehensive restructuring plan, including its costs, opportunities and benchmarks.  Following its consideration, the Board was unanimous in their support of the actions being announced today.

Prospectively, the Company will become a highly-focused commercial banking platform with high-value commercial products and services.  “We have evaluated and decided to exit business lines in which the Company is not profitable,” said Mr. O’Brien.  “The Company will focus on those businesses where it can offer a strong menu of commercial banking products and services.  The objective is for our branch offices to serve as competitive, best-in-class deposit-gathering and relationship-building centers in our communities, with the appropriate technology to support evolving customer trends.  We must right-size our platform and remediate our remaining regulatory issues, so that we can efficiently generate positive earnings, support healthy growth and execute on revenue enhancement strategies.”

Branch Rationalization & Consolidation

•
The Company has identified several branch office markets which do not enhance the Bank’s brand recognition and are in markets which are remote from its core.  Therefore, the Bank has negotiated and is announcing the execution of a purchase and assumption agreement with Sturdy Savings Bank in Cape May Courthouse, New Jersey, for the sale of its six offices in Cape May County as well as one office in Atlantic County.  The Bank’s Somers Point, Tuckahoe, Cape May Court House, Cape May, Rio Grande, Wildwood Crest and North Wildwood branches, with over $180 million in combined total deposits and over $60 million in combined local branch loans, will be sold for a premium on deposits of 8.765% to be calculated at closing.  This represents an efficient use of the Bank’s current excess liquidity and will help rationalize the expense base.  The sale will also allow the Company to begin to re-focus its efforts in its core markets and at the same time allow banking services to continue to be provided in these markets.  The transaction is expected to be completed during the first quarter of 2015, subject to regulatory approvals and customary closing conditions. Following the closing of the transactions, the Bank will save approximately $3.1 million annually in operating expense and expects to record a net gain on sale of approximately $10-12 million.

•
The Company is also announcing the further consolidation of the Bank’s retail branch system, by consolidating four overlapping branches: Branchburg, Holland, Hillsborough and Freehold Downtown (Main Street).  The Branchburg branch was closed on June 20, 2014.  The remaining three consolidations are expected to occur prior to year-end.  Affected customers will continue to be served through nearby Bank locations, as well as online and mobile channels.

•
“A strategic evaluation of where to best invest our capital and resources found that the Central and Northern regions of New Jersey provide a better opportunity for growth,” said Mr. O’Brien.  “In addition to the announced branch sales and consolidations, the Company will also explore further initiatives, which may include additional branch sales or consolidations, to further reduce operating costs by exiting certain portions of its retail network in slower growth portions of Southern New Jersey, with the objective of right-sizing its branch network by the end of the first quarter of 2015.

Strategic Business Exits

Due to profitability challenges, the Company has made the decision to exit several lines of business:
•
Sun Home Loans: The Bank will cease the operations of Sun Home Loans, the Bank’s retail mortgage banking platform.  Sun Home Loans will stop accepting new applications effective immediately.  All current commitments for approved loans will be honored and funded according to their terms. “The residential mortgage banking model has evolved into a highly commoditized business.  The residential home loan product is further becoming significantly less profitable and much more highly regulated to the point where it has become less attractive for the Bank,” said Mr. O’Brien.  “As a result, the Bank has decided to exit this business.  The Bank expects this decision will result in annual cost savings of approximately $9.5 million.  The Bank will also de-emphasize its direct home equity lending efforts.

•
Commercial Specialty Lending: The Bank will exit the Healthcare and the Asset-Based Lending (“ABL”) markets which it entered in 2009 and close its syndicated lending desk.  The Company expects these decisions will result in annual cost savings of approximately $1.4 million.

Classified Asset Reduction - Loan Sales:  Asset Quality Measures improve to top tier levels

At the end of the second quarter of 2014, the Company completed a cash sale of $71.4 million of individual commercial loans held by the Bank to multiple investors which resulted in a loss of approximately $11.8 million after expenses and commissions.  Additionally, at June 30, 2014, the Company has marked to market value and moved to held for sale approximately $24.7 million of non-accrual and other low quality consumer and related credit for an estimated loss of $4 million.   These actions reduced non-accrual loans held-for-investment to $11.1 million or 0.6% of total loans at June 30, 2014, down from $37.3 million at March 31, 2014.  Furthermore, the classified assets held-for-investment, which was $105.6 million at March 31, 2014, is expected to be reduced at June 30, 2014, to $30.4 million, a decrease of 71% from the previous quarter end.  Mr. O’Brien commented on these initiatives and stated that “in 2013, the Company spent $7.7 million in operating expense, excluding loan loss provisions, managing a large classified loan portfolio.”  In conjunction with this disposition, the Company’s resources dedicated to managing classified assets will be downsized significantly to bring its portfolio size and cost structure in line with peers.

Expense Alignment

The collective initiatives mentioned above will also have an effect on the current staffing needs of the Company’s supporting corporate, operational and administrative functions.  In aggregate, the Company expects to reduce its overall workforce by 38% or 242 full-time employees after completion of the restructuring plan, which is expected to generate an annual cost savings of approximately $16.8 million.  The Company expects to offer severance and career transition assistance for affected employees, subject to regulatory approval.  “These unfortunate conditions require very unpleasant reductions to our staff but our decisions must be judged in view of the primary objective of returning to profitability,” said Mr. O’Brien.  “Current staffing levels at the Company are not sustainable.  As a company, we must effectively address outstanding regulatory matters and build operating profitability.”

In addition to these steps, the Company will be taking other prudent steps to reduce its cost structure.  The Company has now ended its practice of providing certain executives with company-owned automobiles, will reduce vacation allotments for officers, redesign benefit plans for greater efficiency and increase the value proposition for employees along with other operating changes in an effort to reduce needless complexity and reduce costs.

Effective July 1, 2014, the Board adopted Company stock ownership requirements for executive officers of the Company which are designed to further align management’s interests with stockholders.  Additionally, the Board has adopted a policy requiring all executives and directors to retain stock awarded under the Company’s equity plans for a period of two years following vesting.

Reverse Stock Split

The Board has declared a one-for-five reverse stock split with an effective date of August 11, 2014 for shareholders of record as of August 8, 2014.  The reverse stock split will reduce the number of outstanding shares from approximately 86.8 million as of March 31, 2014 to approximately 17.3 million shares. The reverse stock split gives recognition to the substantial equity raises undertaken in 2010 and 2011 and is intended to promote a more appropriate trading price for Company shares.

Corporate Headquarters

The Company is changing its address of record for its headquarters to 350 Fellowship Road, Suite 101, Mount Laurel, NJ 08054.  This change reflects the executive office relocation that occurred in 2009, and establishes a centralized headquarters that can deliver a superior level of services to clients and investors throughout New Jersey, New York and the Philadelphia area.

Summary

 “As we have continued to work through our regulatory and asset quality challenges over the last several years, the Bank’s efficiency ratio and the Company’s overall financial performance have failed to improve,” said Mr. O’Brien.  “The future of this Company begins today and we are excited to execute this comprehensive restructuring plan.  The work ahead of us is substantial and as we revamp our business model, rationalize the branch system and exit these discontinued lines of business, we will soon begin to announce new business initiatives and strategies designed to provide the long term value creation that is at the heart of our plan.  Our shareholders are also our employees and customers, and all of the Company’s stakeholders deserve a best-in-class organization that is focused on both profitability and outstanding customer service.”

It is anticipated that the Company will record a one-time charge of approximately $20 million in the second quarter of 2014 as a result of the transactions noted above.  Even with this charge, the Bank is expected to continue to be in full compliance with its internal capital ratio limits, which are tier 1 leverage ratio in excess of 9%, tier 1 risk based capital ratio in excess of 10.25% and total risk based capital ratio in excess of 12.25%, as well as all minimum regulatory capital requirements.

The strategic restructuring once completed is expected to reduce non-interest expense to approximately $20 million per quarter, and it is expected that non-interest income will be approximately $3 to $4 million per quarter and net interest income will be approximately $18 to $20 million per quarter.  The foregoing expectations are subject, in each case, to successful execution of the Company’s strategic restructuring plan.  Actual results are subject to change.  Actual non-interest expense, non-interest income, net interest income and net income could be adversely impacted by the level of loan loss provisions, changes in tax rates, economic conditions, the levels of interest rates and other factors described below under “Cautionary Note Regarding Forward-Looking Statements.”

About Sun Bancorp

Sun Bancorp, Inc. (NASDAQ: SNBC) is a $3 billion asset bank holding Company headquartered in Mount Laurel, New Jersey. Its primary subsidiary is Sun National Bank, a full-service commercial bank serving customers throughout New Jersey.  Sun National Bank is an Equal Housing Lender, and its deposits are insured up to the legal maximum by the Federal Deposit Insurance Corporation (“FDIC”). For more information about Sun National Bank and Sun Bancorp, Inc., visit www.sunnationalbank.com.

Cautionary Note Regarding Forward-Looking Statements

The foregoing material contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations or beliefs about events or results or otherwise are not statements of historical facts, including estimates related to cost savings resulting from the restructuring,  the Bank’s capital ratios following the strategic restructuring, estimates related to the reduction in non-interest expense and  anticipated quarterly net interest income, non-interest income, certain gains following the Company’s strategic restructuring and other financial estimates of the impact of the restructuring on the Company and the Bank, including the impact on classified assets, statements related to reducing operating complexity, improving credit, operational and profitability metrics, returning to profitability, improving branch efficiency, substantially lowering risk, creating a platform for sustainable profits and growth, strengthening asset quality, building long-term value, remediating regulatory issues, compliance with future capital requirements, providing certain levels of severance, the timing of completion of the transactions discussed herein, further branch sales and consolidations, and the effect of the reverse stock split on the trading price of the Company’s common stock.  The forward-looking statements are based on the Company’s expectations at the time such statements are made and speak only as of the dates they are made.  Actual results may differ materially from the Company’s estimates, including those related to the cost savings resulting from the restructuring, the Bank’s capital ratios, reduction in non-interest expense, quarterly net interest income, quarterly non-interest income, certain gains following the Company’s strategic restructuring and other financial estimates of the impact of the restructuring on the Company and the Bank, including the impact on classified assets,  and there can be no assurances that the Company will reduce operating complexity, return to profitability, improve branch efficiency, substantially lower risk, create a platform for sustainable profits and growth, strengthen asset quality, build long-term value, remediate regulatory issues, comply with future capital requirements, provide anticipated levels of severance, complete the transactions discussed herein within the desired timeframe, complete further branch sales or consolidations, or maintain the trading price of the Company's common stock after the reverse split is implemented.  We caution that such statements are subject to a number of uncertainties.  Factors that could cause actual results to differ from those expressed or implied by such forward-looking statements include, but are not limited to: (i) competition among providers of financial services; (ii) changes in laws and regulations, including without limitation changes in capital requirements under the federal prompt corrective action regulations; (iii) changes in business strategy or an inability to execute strategy due to the occurrence of unanticipated events; (iv) the failure to complete any or all of the transactions described herein on the terms currently contemplated; (v) local, regional and national economic conditions and events and the impact they may have on the Company, the Bank and its customers; (vi) the ability to attract deposits and other sources of liquidity; (vii) changes in the financial performance and/or condition of Bank’s borrowers; (viii) changes in the level of non-performing and classified assets and charge-offs; (ix) changes in estimates of future loan loss reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (x) inflation, interest rate, securities market and monetary fluctuations; (xi) changes in consumer spending, borrowing and saving habits; (xii) the ability to increase market share and control expenses; (xiii) volatility in the credit and equity markets and its effect on the general economy; and (xiv) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; and (xv) those detailed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Form 10-K for the fiscal year ended December 31, 2013, the Company’s Form 10-Q for the quarter ended March 31, 2014, and in other filings made pursuant to the Securities Exchange Act of 1934, as amended.  Therefore, readers should not place undue reliance on any forward-looking statements.  The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

###